UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2022

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GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-33387	77-0398779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1213 Elko Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices) (Zip Code)

(408) 331-8800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 30, 2022, the Board of Directors of GSI Technology, Inc. (the “Company”) approved and ratified a series of strategic cost reduction initiatives intended to better align the Company’s operational structure with its near-term and long-term goals (the “Cost Reduction Initiatives”).  The Company expects the Cost Reduction Initiatives to be completed by mid-2023.

The Cost Reduction Initiatives are expected to reduce the Company’s operating expenses by approximately $7.0 million on an annualized basis, primarily as a result of an approximate 15% decrease in the Company’s global workforce, salary decreases for certain retained employees, as well as targeted reductions in research and development spending. In connection with the Cost Reduction Initiatives, the Company anticipates incurring $850,000 in termination costs, including the payout of accrued vacation, which will require cash expenditures, most of which are expected to be incurred in the current fiscal year.

The foregoing contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding GSI Technology's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included herein are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a variety of risks and uncertainties, which could cause actual results to differ materially from those projected. Examples of risks that could affect the Company’s current expectations regarding the Cost Reduction Initiatives include: the Company’s ability to implement the Cost Reduction Initiatives, the impact of the Cost Reduction Initiatives on the Company’s business and operations, including any possible disruption of the Company’s business, and the failure to realize the anticipated benefits of the Cost Reduction Initiatives.  Further information regarding these and other risks relating to the Company’s business is contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          As part of the Cost Reduction Initiatives, the Company’s President and Chief Executive Officer and the Company’s Vice President, Engineering, agreed to a thirty percent (30%) reduction in base salary and other officers, including the Company’s Chief Financial Officer, Vice President, Sales and Vice President, U.S. Operations, agreed to a ten percent (10%) reduction in base salary.  In connection with the salary reductions, the Board of Directors of the Company approved the grant of options to purchase shares of the Company’s common stock (the “Stock Options”) to these named executive officers as follows:

Name	Title	No. of Options
Lee-Lean Shu	President and Chief Executive Officer	150,000
Robert Yau	Vice President, Engineering	60,000
Douglas M. Schirle	Chief Financial Officer	20,000
Didier Lasserre	Vice President, Sales	20,000
Ping Wu	Vice President, U.S. Operations	15,000

The grant of the Stock Options will be effective on the second trading day following the public announcement of the Cost Reduction Initiatives pursuant to the press release attached as Exhibit 99.1 to this Current Report, and will vest in full on the one year anniversary of the date of grant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	GSI Technology, Inc. Press Release dated November 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Technology, Inc.

Date: November 30, 2022	By:	/s/ DOUGLAS M. SCHIRLE
Douglas M. Schirle
Chief Financial Officer